Exhibit 3.1

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

G2 Ventures, Inc.

File Number: 800186048

Converting it to

Joway Health Industries Group Inc.

File Number: [Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 12/21/2010

Effective: 12/21/2010

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555 Prepared by: Virginia Tobias	Fax: (512) 463-5709 TID:10340	Dial: 7-1-1 for Relay Services Document: 346907360002

FILED
In the Office of the
Secretary of State of Texas
ARTICLES OF CONVERSION OF
DEC 21 2010
A CORPORATION CONVERTING TO
Corporations Section
A NEVADA CORPORATION

Converting Entity Information

The name of the converting entity is G2 Ventures, Inc.

The jurisdiction of formation is Texas.

The date of formation of the corporation is March 21, 2003.

The file Number issued to the corporation by the Secretary of State is: 800186048

Plan of Conversion - Alternative Statements

The corporation named above is converting to a Nevada Corporation. The name of the Nevada Corporation is: Joway Health Industries Group Inc.

The Nevada corporation will be formed under the laws of the State of Nevada.

[   ] The Plan of Conversion is attached.

[X] Instead of attaching the Plan of Conversion, the corporation certifies to the following:

A signed Plan of Conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180.

A signed Plan of Conversion will be on file at the principal place of business of the Nevada corporation. The address of the principal place of business of the Nevada corporation is: No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180.

A copy of the Plan of Conversion will be furnished upon written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The Plan of Conversion has been approved as required by the laws of the jurisdiction of formation and governing documents of the converting entity.

The vote by which the stockholders holding shares in the converting corporation entitling them to exercise at least two-thirds of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by (he provision of the Articles of Incorporation, have voted in favor of the amendment is 92.58% of the outstanding shares.

Effectiveness of Filing

[X] This document becomes effective when the document is accepted and filed by the Secretary of State.

Tax Certificate

[X] In lieu of providing the tax certificate, the Nevada corporation as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

G2 Ventures, Inc. (A Texas Corporation)

Dated: December 5, 2010	By	/s/ Jinghe Zhang
Jinghe Zhang, President

Joway Health Industries Group Inc. (A Nevada Corporation)

Dated: December 5, 2010	By	Jinghe Zhang
Jinghe Zhang, President

December 21, 2010

G2 VENTURES, INC.

13155 NOEL RD STE 1810

DALLAS, TX 75240-5043

CERTIFICATE OF ACCOUNT STATUS

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, Susan Combs, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

G2 VENTURES, INC.

has filed all required reports for taxes administered by the Comptroller under Title 2, Tax Code, and taxes reported due on those reports have been paid. This certificate must be filed with the Texas Secretary of State to legally end the entity’s existence in Texas. This certificate is valid through December 31, 2010.

GIVEN UNDER MY HAND AND

SEAL OF OFFICE in the City of

Austin, this 21st day of

December, 2010 A.D.

Susan Combs
Texas Comptroller

Taxpayer number: 32011050112

File number: 0800186048

NOTE:	Failure by registered Texas entities to legally end existence with the Texas Secretary of State on or before the expiration of this certificate will result in additional franchise tax responsibilities. Texas entities not registered with the Texas Secretary of State and all out-of-state entities are responsible for franchise tax through the last date of business in this state.

Form 05-305 (Rev.12-07/16)